EXHIBIT 10.56

Bogota, December 22, 2011

Mr.
HUGO RODRIGUEZ RODRIGUEZ
Legal Representativa
SOLANA PETROLEUM EXPLORATION COLOMBIA LIMITED
Calle 11 No. 7-80 Floor 17
Ciudad

Subject:	Termination in advance of Contract VSM-GPS-031-2011. Buy of crude Chaza, and Guayuyaco. Definition of a new commercial scheme

Dear Mr. Rodriguez:

As expressed in discussions with you, ECOPETROL S A  has decided to extend the date for the termination in advance of contract VSM-GPS-031-2011 stipulated in clause twenty-second until January 31, 2012.

The foregoing as a result of the need to have sufficient time to facilitate the review and analysis by the parties of the different issues, which are fundamental in the contractual relations held with Solana Petroleum Exploration Colombia.

We appreciate in advance the attention given to this communication and reiterate our wish to maintain the commercial relation for the purchase of crude referred to above under conditions which make the commercial operations viable for ECOPETROL S A.

Sincerely

 /s/ Boris Villa
“Boris Villa”
Vice-president Supply and Marketing (Ad-hoc)